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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Century Communications Corp. 1992 Management Equity Incentive Plan on Form S-8 of our report dated August 4, 1997, appearing in the Annual Report on Form 10-K of Century Communications Corp. and subsidiaries for the year ended May 31, 1997.


Deloitte & Touche LLP


Stamford, Connecticut
April 27, 1998